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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation, in this Form 8-K/A of Stone Energy Corporation (the "Company"), of our report dated September 19, 1997 on the Statement of Historical Oil and Gas Revenues and Direct Operating Expenses for the year ended December 31, 1996 of the property acquired by the Company from TOTAL Minatome Corporation, and the incorporation by reference of such report into the Company's previously filed Registration Statements on Form S-8 (Registration No. 33-67332) and Form S-3 (Registration No. 33-72236).



                                                    /s/ ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP


Houston, Texas
October 13, 1997